UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 9, 2014

COLUMBIA SPORTSWEAR COMPANY

(Exact name of registrant as specified in its charter)

Oregon	000-23939	93-0498284
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14375 Northwest Science Park Drive

Portland, Oregon 97229

(Address of principal executive offices) (Zip code)

(503) 985-4000

(Registrant’s telephone number, including area code)

No Change

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER INFORMATION

As previously disclosed in Columbia Sportswear Company’s (the “Company”) Quarterly Report on Form 10-Q for the quarter ended March 31, 2014, in the first quarter of 2014, the Company reclassified its segment reporting to reflect changes in its internal management and oversight structure. Certain marketing, product creation and administrative costs incurred by the Company’s corporate offices, previously included in the United States segment, have been allocated to other geographic regions based on appropriate operational metrics. Other such costs not directly or indirectly allocable to regional segments, consisting of expenses incurred by centrally-managed departments including global information systems, finance and legal, executive compensation, unallocated benefit program expense and other miscellaneous costs, are now shown as unallocated corporate expenses.

The Company is filing this Current Report on Form 8-K to reclassify fiscal 2013 segment information in accordance with the Company’s current segment reporting structure. Exhibit 99.1 to this Current Report on Form 8-K provides a summary of the effects of the reclassification on the Company’s 2013 quarterly geographic distribution of income (loss) from operations.

The changes in the segment allocations affect only the manner in which the results for the geographic segments were previously reported. The reclassification has no effect on the Company’s previously reported consolidated balance sheets, statements of operations, statements of comprehensive income, statements of cash flows and statements of equity. The information in this Current Report on Form 8-K, including Exhibit 99.1, should be read in conjunction with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, which was filed with the Securities and Exchange Commission on February 27, 2014.

The information included in Exhibit 99.1 will be available on the Investor Relations section of the Company’s website: http://investor.columbia.com/. The content on the Company’s website is not incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

99.1	Schedule of Reclassified Segment Operating Income (unaudited)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA SPORTSWEAR COMPANY
Dated: May 9, 2014

	By:	/s/ THOMAS B. CUSICK
Thomas B. Cusick
Senior Vice President of Finance, Chief Financial
Officer and Treasurer

EXHIBIT INDEX

Exhibit	Description

99.1	Schedule of Reclassified Segment Operating Income (unaudited).